UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Mastech Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

Telephone: (412) 787-2100

April 9, 2014

Dear Mastech Holdings, Inc. Shareholder:

You are cordially invited to attend our 2014 Annual Meeting of Shareholders to be held at the Pittsburgh Airport Marriott, 777 Aten Road, Coraopolis, Pennsylvania, 15108 on Wednesday, May 14, 2014, at 9:00 a.m. Eastern Time.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year’s Annual Meeting, you will be asked to (i) vote on the election of Class III directors; (ii) re-approve the Company’s Stock Incentive Plan (the “Plan”), including the performance measures set forth therein, and approve an increase in the number of shares of common stock that may be issued pursuant to the Plan; and (iii) to cast an advisory (non-binding) vote to approve named executive officer compensation. Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your continued support.

Sincerely,

D. Kevin Horner

President and Chief Executive Officer

MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 14, 2014

The Annual Meeting of Shareholders of Mastech Holdings, Inc. (the “Company”) will be held at the Pittsburgh Airport Marriott, 777 Aten Road, Coraopolis, Pennsylvania, 15108 on Wednesday, May 14, 2014, at 9:00 a.m. Eastern Time, to consider and act upon the following matters:

1. The election of two (2) Class III directors to serve for three-year terms or until their respective successors shall have been selected or qualified;

2. Vote to (i) re-approve the Company’s Stock Incentive Plan (the “Plan”), including the performance measures set forth therein and (ii) approve an increase in the number of shares of common stock that may be issued pursuant to the Plan;

3. Advisory (non-binding) vote to approve named executive officer compensation; and

4. The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on April 4, 2014, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU HAVE THREE OPTIONS FOR SUBMITTING YOUR VOTE BEFORE THE ANNUAL MEETING: VIA THE INTERNET, BY PHONE OR BY MAIL. FOR FURTHER DETAILS, SEE “VOTING RIGHTS AND SOLICITATION” IN THE PROXY STATEMENT. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES YOUR COMPANY SIGNIFICANT PRINTING AND PROCESSING COSTS.

By Order of the Board of Directors

John J. Cronin, Jr.

Chief Financial Officer

and Corporate Secretary

Pittsburgh, Pennsylvania

April 9, 2014

MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, PA 15275

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on May 14, 2014

This Proxy Statement is being furnished to the shareholders of Mastech Holdings, Inc., a Pennsylvania corporation (“Mastech” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on Wednesday, May 14, 2014, at 9:00 a.m. Eastern Time, at the Pittsburgh Airport Marriott, 777 Aten Road, Coraopolis, Pennsylvania, 15108, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to shareholders on or about April 14, 2014.

PURPOSE OF THE MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. The proposals are described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

Only holders of record of Mastech common stock, par value $0.01 per share (“Common Stock”), as of the close of business on April 4, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On April 4, 2014, there were 4,297,950 shares of Common Stock outstanding.

The presence in person or by proxy of the shareholders owning at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. Shareholders may not cumulate votes.

Your shareholder vote is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: via the Internet, by phone or by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, it saves your company significant printing and processing costs and your vote is recorded immediately. Internet and telephonic voting will be available until 11:59 p.m. Eastern Time on May 13, 2014. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone or mail. If you have any questions about submitting your vote, call our Investor Relations department at (800) 627-8323.

PROXIES

All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Corporate Secretary of the Company at 1000 Commerce Drive, Pittsburgh, PA 15275 at or prior to the Annual

Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted (a) FOR the election of the Board’s nominees to the Board of Directors, (b) FOR the re-approval of the Company’s Incentive Stock Plan and approval to increase the number of shares of common stock that may be issued pursuant to the Plan; and (c) FOR approval of the advisory (non-binding) proposal on executive compensation. We are not aware of any business for consideration at the Annual Meeting other than as described in the Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes and thus, although they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Copies of solicitation material will be timely furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 14, 2014.

A complete copy of this proxy statement and our annual report for the year ended December 31, 2013 are available at http://www.mastech.com/proxy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Articles of Incorporation currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). The Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class I directors whose terms expire in 2015; two (2) Class II directors whose terms expire in 2016; and two (2) Class III directors whose terms expire in 2014. Therefore, two (2) directors are being elected to Class III at the Annual Meeting for a three-year term expiring in the year 2017.

The names of the persons nominated for Class III directors are John Ausura and Brenda Galilee, both of whom presently serve as Class III directors. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of John Ausura and Brenda Galilee as Class III directors. The Board of Directors knows of no reason why John Ausura and Brenda Galilee would be unable to serve as Class III directors. If, at the time of the Annual Meeting, either of Mr. John Ausura or Ms. Brenda Galilee is unable or unwilling to serve as a Class III director, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors. All nominations were made by the Nominating and Corporate Governance Committee, as further described under the caption “Nominating and Corporate Governance Committee” below.

The following section captioned “Business Experience of Directors” sets forth certain information concerning the Board nominees for election to the Board of Directors at the Annual Meeting, as well as information about our other Directors.

BUSINESS EXPERIENCE OF DIRECTORS

Director Qualification Standards

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization in the public or private sector; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; and general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

Nominees for Directors in Class III Whose Terms will Expire in 2017

John Ausura, age 61, has served as a Director since September 30, 2008. Mr. Ausura is the Founder and was the Managing Director of Capital Resolution, LLC, a professional services firm which provides interim management and operations improvement assistance to companies in transition, until his retirement on February 12, 2013. Mr. Ausura assumed this role with Capital Resolution in 2003. Prior to Capital Resolution and between 2000 and 2003, Mr. Ausura was a Principal with XRoads Solutions Group, LLC, a national restructuring professional services firm. Prior to 2000, Mr. Ausura was a Senior Vice President with PNC Financial Services Group, Inc. in Pittsburgh, PA, where he was Chief Financial Officer of the Consumer Bank and Chief Executive Officer of PNC’s Credit Card Bank. Mr. Ausura completed his MBA at the Wharton School of the University of Pennsylvania and his BA from the University of Scranton.

Brenda Galilee, age 61, has served as a Director since September 30, 2008. Ms. Galilee was the Chief Executive Officer and Chairman of the Board of InTouch Corporation, a customer acquisition and retention services company serving the financial industries, until her resignation on January 1, 2013. Ms. Galilee assumed this role in March 2008, upon the completion of a management buyout. In March of 1991, Ms. Galilee founded and served as the Chief Executive Officer and Chairman of the Board of Hall Kinion and Associates (HAKI on NASDAQ), an information technology staffing company, until being acquired by Kforce Corporation in June 2004. From June 2004 until March 2008, Ms. Galilee pursued avocational interests in creative arts. Ms. Galilee completed the OPM program at Harvard University. Currently, Ms. Galilee is Chief Consulting Officer for CES—Customer Experience Solutions.

Directors in Class II Whose Terms Expire in 2016

Ashok Trivedi, age 64, has served as a Director and Co-Chairman since our formation. Mr. Trivedi is the Co-Founder of iGATE Corporation (“iGATE) and Mastech. Mr. Trivedi served as Co-Chairman and President of iGATE from October 1996 until April 2008, when he resigned as President, but remains a director of iGATE and Co-Chairman of the iGATE Board. Mr. Trivedi also serves as the Chairman of the Board of iGATE Global Solutions Limited, a subsidiary of iGATE, and has held this position since July 2000. From 1988 through September 1996, Mr. Trivedi served as President of iGATE and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys Corporation. Mr. Trivedi holds a Master’s degree in Business Administration from Ohio University and a Master’s degree in Physics from Delhi University.

D. Kevin Horner, age 55, has served as a Director, President and Chief Executive Officer since October 10, 2011 and has served as a Director since September 30, 2008. Mr. Horner was the Chief Information Officer of Alcoa from 2008 until his retirement on October 1, 2011. From 2003 through 2007, Mr. Horner was Chief Information Officer of Alcoa North America. From 2000 to 2003, Mr. Horner was Director of Enterprise Global Solutions and Global Applications for Alcoa. From 1998 to 2000, Mr. Horner served as Chief Information Officer for Alcoa Europe. From 1981 to 1998, Mr. Horner held various management positions in business and information systems / information technology with Alcoa. Mr. Horner has a Bachelor’s degree in Mathematics from Saint Francis College.

Directors in Class I Whose Terms Expire in 2015

Sunil Wadhwani, age 61, has served as a Director and Co-Chairman since our formation. Mr. Wadhwani is the Co-Founder of iGATE and Mastech. Mr. Wadhwani served as Co-Chairman and Chief Executive Officer of iGATE from 1986 until April 2008, when he resigned as Chief Executive Officer, but remains a director of iGATE and Co-Chairman of the iGATE Board. From 1986 through September 1996, Mr. Wadhwani served as Chairman of iGATE and held several other offices, including President and CEO. Mr. Wadhwani has a Bachelor’s degree from the Indian Institute of Technology and a Master’s degree from Carnegie Mellon University.

Gerhard Watzinger, age 53, has served as a Director since September 30, 2008. Mr. Watzinger was the Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation until his resignation on March 31, 2012. Mr. Watzinger joined Intel in February, 2011 upon Intel’s acquisition of McAfee. Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot, a global leader in data protection software, where Mr. Watzinger served as Chief Executive Officer from 2004 to 2007. From 2003 to 2004, Mr. Watzinger was the Chief Executive Officer of Mascot Systems, a subsidiary of iGATE focused on offshore IT operations. From 1998 to 2003, Mr. Watzinger served as Senior Vice President of iGATE’s staffing and solutions operations. Prior to joining iGATE, Mr. Watzinger held senior positions at APT, PricewaterhouseCoopers and Cap Gemini. Between April 2013 and September 2013, Mr. Watzinger served as the interim Chief Executive Officer of iGATE. Mr. Watzinger serves as a Director for two IT security companies, Telesign, Inc. and CrowdStrike. Mr. Watzinger has a Bachelor’s degree in Computer Science from the University of Munich.

VOTES REQUIRED

The Class III Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the nominees named herein.

PROPOSAL NO. 2

RE-APPROVE THE MASTECH HOLDINGS, INC. STOCK INCENTIVE PLAN (THE “PLAN”) AND APPROVE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE PLAN

GENERAL

We are asking our shareholders to approve the following:

1. the Mastech Holdings, Inc. Stock Incentive Plan (the “Plan”), including the performance measures set forth therein; and

2. an increase in the number of shares of common stock of the Company that may be issued pursuant to the Plan by 200,000 shares, to a total of 1,200,000.

No other changes to the Plan are being proposed.

The proposed amended and restated Plan, with updated provisions related to the increase in the number of shares available and the plan term, is attached hereto as Exhibit A.

BACKGROUND AND PURPOSE OF THE PROPOSAL

The grant of stock-based awards under the Plan has been a key component of the Company’s compensation program since its original adoption in 2008. The Plan provides a means through which the Company and its subsidiaries may attract and retain talented persons as officers, employees, directors and consultants and provides a means whereby those persons, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, may acquire a proprietary interest in the Company. The Plan was adopted to serve the following purposes: (i) to advance the interests of the Company by attracting and retaining high-caliber employees and other key individuals, (ii) to align the interests of our stockholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders.

We are now requesting that our stockholders vote in favor of approving the material terms of the Plan, and the amendment to the Plan to increase the number of shares of our common stock issuable under the Plan, to allow us to continue providing equity compensation awards to such employees and other key individuals as a competitive compensation practices, and to align the interests of our employees and other key individuals with our stockholders.

Reaffirm Approval of the Material Terms of the Plan

The Company’s shareholders are being asked to approve the material terms of the Plan in part so that awards granted under the Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) may be fully deductible by the Company and its subsidiaries. The Plan is intended to comply with the Section 162(m) requirements for awarding qualified performance-based compensation, if approved by stockholders and if the other technical requirements for granting awards under the Plan are met at the time that such performance-based awards are granted. If the Plan is not approved, then any future awards made under the Plan would not be exempt from the limits of Section 162(m) of the Code.

Although the Company has not adopted a policy that all compensation paid to our executive officers must be tax-deductible and the Company expressly reserves the discretion to pay compensation to its executives that is not fully deductible, the Plan is designed, in part, so that awards may qualify for exemption from the deduction limitations of Section 162(m) of the Code by providing “performance-based compensation” to “covered employees” (each within the meaning of Section 162(m) of the Code). Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and three other most highly compensated officers (other than the Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to its Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m) of the Code. Section 162(m) of the Code requires that an arrangement providing “performance-based compensation” must impose a limit on the size of awards payable under the arrangement. The Plan provides that the maximum number of stock options, SARs, restricted stock, bonus stock awards or performance grants that may be issued to any individual during a calendar year is 250,000 shares of common stock of the Company (subject to adjustment in accordance with the terms of the Plan).

In addition to certain other requirements, in order for awards under the Plan to constitute “performance-based compensation,” the material terms of the Plan must be disclosed and approved by the Company’s shareholders every five years. Under Section 162(m) regulations, the material terms of the Plan are (i) the maximum amount of compensation that may be paid to a participant under the Plan during a specified period; (ii) the employees eligible to receive compensation under the Plan; and (iii) the business criteria on which the performance goals are based. The Company intends that awards under the Plan may be designed to qualify for exemption from the deduction limits of Section 162(m) of the Code in the event it chooses to structure compensation in a manner that will satisfy the “performance-based compensation” exemption of Section 162(m) of the Code. Accordingly, the Company is asking shareholders to approve the material terms of the Plan for Section 162(m) of the Code purposes so that awards under the Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code may be deductible by the Company.

Approval to Increase the Number of Shares Issuable Under the Plan

As discussed above, equity compensation is a key component of our executive compensation program, and is the mechanism pursuant to which we provide long-term incentives to our employees. We believe that equity incentives are critical to attracting and retaining the most talented employees and to providing appropriate performance incentives.

The Plan currently authorizes the issuance of up to 1,000,000 shares of common stock of the Company. As of March 31, 2014, there were only 23,000 shares remaining available for future awards under the Plan. In addition, 436,000 shares of our common stock are currently subject to outstanding awards under the Plan. As further explained below, under the terms of the Plan, if any award expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture are forfeited, any such shares reacquired or subject to a terminated award will again become available for issuance under the Plan.

If the amendment to increase the shares available for issuance under the Plan is not approved, we estimate that we will not have enough shares available under the Plan to make 2014 awards, assuming that our grant practices continue consistent with our historical practices. Based on historical usage and expected practices, we estimate that the 200,000 additional shares, when aggregated with the shares currently available for issuance under the Plan, would be sufficient for two additional years of awards under the Plan. Approval of the amendment would allow the Company to continue to grant incentive awards and reward opportunities under the Plan.

SUMMARY OF STOCK INCENTIVE PLAN

The following summary provides a general description of the material features of the Plan, and is qualified in its entirety by reference to the full text of the amended and restated Plan, attached as Exhibit A.

General. As noted above, the Plan, effective as of September 30, 2008, was adopted to serve the following purposes: (i) to advance the interests of the Company by attracting and retaining high caliber employees and other key individuals; (ii) to align the interests of the Company’s shareholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; and (iii) to motivate award recipients to act in the long-term best interests of the Company and its shareholders.

Administration. The Plan is generally administered by our Compensation Committee; provided, that the Plan authorizes the full Board or a subcommittee of our Board to function as the plan administrator, and permits the Compensation Committee to delegate to Co-Chairmen of the Company or to the Chief Executive Officer the plan administrator’s duties and authority under the Plan with respect to granting awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, and who are not expected to be “covered employees” for purposes of Section 162(m) of the Code. As discussed above under “Compensation Committee”, our Compensation Committee members meet the requirements of being “non-employee directors” within the meaning of Rule 16b-3(a)(3) and “outside directors” under Section 162(m). The administrator of the Plan is referred to herein as the “plan administrator”.

The plan administrator is authorized to determine the individuals who will receive awards (the “participants”), the types of awards to be granted, the number of shares to be subject to each award, the price of the awards granted, the terms and conditions of such awards, including any performance criteria, any payment terms, payment method and the expiration date applicable to each award. The plan administrator is also authorized to establish, adopt or revise rules relating to the administration of the Plan.

Authorized Shares. As originally adopted, 1,000,000 shares (800,000 pre-split shares) of the Company’s common stock may be subject to awards under the Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar event. If any award granted under the Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture are forfeited, any such shares reacquired or subject to a terminated award will again become available for issuance under the Plan.

Eligibility. All employees and directors, officers and consultants who perform services for the Company or a subsidiary of the Company (as defined in the Plan) will be eligible to receive awards. The plan administrator has the discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

Forms of Awards. Awards under the Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options); (ii) stock appreciation rights (“SARs”); (iii) restricted stock awards; (iv) stock awards; and (v) performance share awards.

Stock options are rights to purchase a specified number of shares of the Company’s common stock at a price fixed by the plan administrator as of the date of grant. The exercise price of each option may not be less than the fair market value of a share of common stock on the date of grant. Options expire no later than ten years after the date of grant. However, any incentive stock option may only be granted to an employee of the Company or a subsidiary (as defined in Section 424 of the Code), and if granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (“10% Shareholder”), must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant and expire no later than five years after the date of grant. All options will become exercisable at such time and in such installments as the plan administrator determines. Payment of the option price (sometimes called the exercise price or strike price) must be made in full at the time of exercise in such form as the plan administrator permits. Payment methods include cash, the exchange of shares already owned, broker-cashless exercise, withholding of shares otherwise deliverable, or a combination of the preceding alternatives. The plan administrator may also authorize “stock retention” options, which provide upon the exercise of an option previously granted, using previously owned shares, for the automatic issuance of a new option under this Plan with an exercise price equal to the fair market value on the date of grant, for up to the number of shares equal to the previously-owned shares delivered in payment of the exercise price of the prior option.

A SAR entitles the holder to receive, upon exercise, an amount equal to the positive difference between the fair market value of one share of common stock of the Company on the date the SAR is exercised and the exercise price, multiplied by the number of shares of common stock with respect to which the SAR is exercised. The plan administrator has the discretion to determine whether the amount to be paid upon exercise of a SAR may be paid in cash, common stock (including restricted stock) or a combination of cash and common stock.

Restricted stock awards provide for a specified number of shares of common stock subject to a restriction against transfer during a period of time or until other conditions or performance measures are satisfied, as established by the plan administrator. Unless otherwise set forth in the agreement relating to a restricted stock award, the holder of an unvested restricted stock award does not have any of the rights of a shareholder, including voting rights and the right to receive dividends.

Stock awards are shares of the Company’s common stock which are vested at the time of grant and are not subject to a restriction period or performance measures.

Performance share awards are awards entitling the recipient to acquire shares of our common stock upon the attainment of specified performance measures during a performance period set by the plan administrator. Performance measures that may be used include one or more of the following, and may be expressed in either, or a combination of, relative or absolute values:

•	earnings per share,

•	earnings per share growth,

•	net income,

•	net income growth,

•	revenue growth,

•	revenues,

•	expenses,

•	return on equity,

•	return on total capital,

•	return on assets,

•	earnings (including EBITDA and EBIT),

•	cash flow,

•	operating cash flow,

•	share price,

•	economic value added,

•	gross margin,

•	operating income,

•	market share, or

•	total shareholder return.

Such criteria and objectives may relate to results obtained by the individual, the Company, a subsidiary, or an affiliate, or any branch, department, business unit or division thereof, or may relate to results obtained relative to a specific industry or a specific index, peer group of companies, prior performance periods or other measure selected or defined by the plan administrator at the time of grant. The plan administrator may also choose other performance objectives as performance criteria at the time of grant, even if such performance share award would not qualify under Section 162(m) of the Code.

Termination of Service. The effect of a participant’s termination of service on his or her award depends on the reason for such termination, the provisions of the particular award and, in some cases, the terms of the participant’s employment agreement. Generally, unless otherwise provided, unvested restricted stock awards and unvested performance share awards will terminate upon termination from employment for any reason. For stock options and SARs, unless otherwise specified in the agreement, termination of employment due to disability or retirement will result in vested options remaining exercisable for a period of one year from the date employment terminates or, if earlier, the date on which the option or SAR expires; termination of employment unless due to disability, retirement or for cause will result in the option or SAR remaining exercisable, to the extent vested on the date employment terminates, for a period of three months thereafter or, if earlier, the date on which the option or SAR expires; termination of employment for cause or commencement of services as an officer, director or consultant of a competing business will result in the immediate termination of the option or SAR. Cessation of service will generally result in options and SARs remaining exercisable for three months, unless cessation was due to disability, in which event the exercise period will generally be extended to one year following termination (provided, that removal for cause or commencement of services as an officer, director or consultant of a competing business will result in the immediate termination of the option or SAR).

Maximum Award. Stock options with regard to no more than 250,000 shares of common stock of the Company and stock appreciation rights with regard to no more than 250,000 shares of common stock may be granted in any calendar year period. In any one calendar year during any performance period, the maximum amount which may be earned by any one participant under performance share awards shall be limited to 250,000 shares of common stock. The limitations on the aggregate number of shares which may be subject to awards granted in any calendar year shall be interpreted in a manner consistent with the requirements of Section 162(m) of the Code.

Change in Control. Unless otherwise provided in an award agreement or employment agreement, upon a change in control, each outstanding award under the Plan shall (i) be assumed by the acquiring company; or (ii) accelerate and become exercisable or be released from all restrictions, as applicable, immediately prior to the change in control. The Board may determine, in its discretion, that outstanding awards will be surrendered for payment in cash or stock. The performance period with regard to any performance share awards will be deemed to end on the day prior to the effective date of the change of control.

Adjustments upon Certain Events. In the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction resulting in an increase or decrease in the outstanding shares of our common stock, or exchange of our common stock for a different number or kind of shares or other securities of the company, or the distribution of additional shares or new or different securities or other non-cash assets, the plan administrator will make an appropriate or proportionate adjustment in (i) the number of stock options, stock appreciation rights and performance share awards that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any outstanding awards, (iii) the price for each share subject to outstanding stock options or stock appreciation rights or other purchase rights under the Plan, without changing the aggregate purchase price, and (iv) the number of shares which may be issued under the Plan but are not then subject to awards. If the outstanding shares of Company common stock will be changed in value by reason of a spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to stockholders, then (i) the plan administrator will make any adjustment to any outstanding stock option, SAR, restricted stock performance share or other stock award which it determines is equitably required to prevent dilution or enlargement of the rights of participants, and (ii) unless otherwise determined by the plan administrator in its discretion, any stock, securities, cash or other property distributed with respect to any shares of restricted stock held in escrow or for which such shares of restricted stock will be exchanged shall also be held by the Company in escrow and subject to the same restrictions as apply to the restricted stock. No adjustment or substitution will require the Company to issue or sell a fractional share of stock, and total adjustments or substitutions will be limited accordingly.

Awards not Transferable. Generally, awards under the Plan may not be sold, pledged, assigned, transferred or otherwise encumbered or disposed of other than by will or by laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order. After the death of the participant, the award may be transferred to the Company upon such terms and conditions, if any, as the plan administrator and the personal representative or other person entitled to exercise the award may agree, within the remaining exercise period. Options and SARs are exercisable during the lifetime of the participant only by the participant.

Tax Withholding. As a condition to the issuance or delivery of shares of our common stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any award, the Company has the authority to require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to the discretion of the plan administrator to disapprove of such use.

Summary of United States Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonqualified stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable; or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Share, Restricted Unit and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a performance share, restricted stock unit or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 162(m) Limitation. In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer or any of the next three most highest paid executive officers (other than the Chief Financial Officer) as listed in the proxy statement. An exception to this limitation is provided for performance-based compensation that satisfies certain conditions in order to be exempt from the $1 million deduction cap. In particular, the compensation must be paid solely on account of the attainment of one or more objective, pre-established performance goals, and three other requirements must be met:

•

the performance goals are determined within a specified time frame by a committee or subcommittee of the corporation’s board of directors consisting solely of two or more “outside directors” (within the meaning of Section 162(m));

•

the material terms of the remuneration, including the performance goals, are disclosed to the corporation’s stockholders and approved by a majority of the vote of such stockholders before such compensation is paid; and

•	the committee of outside directors certifies the attainment of the performance goals and satisfaction of other terms before such compensation is paid.

If the Plan is approved by stockholders, then awards under the Plan should be able to qualify as performance-based compensation under Section 162(m). As a result, if awarded by a qualifying compensation committee, stock options and SARs granted under the Plan should satisfy the “performance-based compensation” exception to Section 162(m) as the compensation payable is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock and performance share awards granted under the Plan may also qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are awarded by a qualifying compensation committee, such awards are granted or vest upon pre-established objective performance measures based on the performance goals described above under the section entitled “Performance Awards” and the other technical requirements for granting such awards are met at the time the performance-based awards are granted. We have attempted to structure the Plan in such a manner that awards would be able to qualify as “performance-based compensation” for purposes of the Section 162(m) compensation limit. However, we have not requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the Plan. Additionally, nothing in the Plan requires or otherwise guarantees that awards will be qualified “performance-based compensation” under Section 162(m), and the Compensation Committee may in its discretion make awards that do not so qualify.

Amendment, Suspension or Termination

The Plan will continue in effect until its termination by the Board of Directors, provided, that no awards may be granted under the Plan following the tenth anniversary of the Plan’s effective date, which will be the date on which it is approved by the shareholders. The Board of Directors may amend, suspend or terminate the Plan at any time, provided that no amendment may be made without shareholder approval if either (i) the amendment would increase the number of shares issuable as incentive stock options, or change the class of persons eligible to receive incentive stock options under the Plan, or (ii) if shareholder approval at the time of the amendment is required, either by the rules of any stock exchange on which our common stock is at the time listed, or for stock options, SARs and performance share awards granted under the plan to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. No amendment, suspension or termination of the Plan may deprive any person of any rights previously granted under the Plan, without that person’s consent.

New Plan Benefits

The grant of awards under the Plan is discretionary. It is within the discretion of the plan administrator to determine the recipients of awards, and as of the date of this Proxy Statement, the plan administrator has not determined future awards or who may receive them. Therefore, it is not possible at present to determine the amount or form of any award that will be available for future grant to any individual according to the Plan. For illustrative purposes, please refer to the “Grants of Plan-Based Awards Table” in this Proxy Statement to review equity awards made to our named executive officers in 2013.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2013, with respect to shares of our common stock that may be issued under the Plan, which is the Company’s only existing equity compensation plan under which grants can be made. Shareholders previously approved the Plan on September 30, 2008.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding awards (a)	Weighted Average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	265,000	$1.01	23,000	(1)

(1)	Available for future issuance as of December 31, 2013.
(2)	In addition to the outstanding stock options referenced in (a) above, 40,000 restricted shares and 207,000 performance shares have been issued pursuant to awards under the Plan that remain unvested and outstanding as of December 31, 2013.

The following table lists each named executive officer, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received at least five percent of the options under the Plan, and all current employees of the Company (other than executive officers) as a group, indicating, as of December 31, 2013, the aggregate number of options, restricted shares and performance shares granted under the Plan to each of the foregoing since the inception of the Plan in 2008.

Name and Principal Position	Options granted under the Plan From Inception*	Restricted Shares/Performance Shares granted under the Plan from Inception*
D. Kevin Horner, President and Chief Executive Officer	271,875	25,838

John J. Cronin, Jr., Chief Financial Officer and Corporate Secretary	75,000	67,719

Scott A. Aicher, Vice President, Chief Operating Officer	0	62,500

All Current Executive Officers as a Group (3 persons)	346,875	156,057

All Current Directors (other than Executive Officers) as a Group (3 persons)	65,625	25,839

Associates of Named Executive Officers, Directors and Director Nominees	0	0

All Current Employees (other than Executive Officers) as a Group (12 persons)	59,994	75,077

*	All shares listed above have been adjusted for the five-for-four stock split, effective November 29, 2013.

VOTES REQUIRED

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the re-approval of the Mastech Holdings, Inc. Stock Incentive Plan, including the performance measures pursuant to which awards under the Plan may be subject, and the increase in the number of shares of common stock that may be issued pursuant to the Plan.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

GENERAL

Following the 2013 Annual Meeting of Shareholders, our Board of Directors determined that an advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”) will be held every year until the next time shareholders are required to cast an advisory vote on the frequency of the say-on-pay vote. Accordingly, we are asking our shareholders to cast an advisory vote on named executive officer compensation at this 2014 Annual Meeting of Shareholders, as presented in the Compensation Discussion and Analysis beginning on page 22 and the compensation tables and associated narrative disclosures beginning on page 32.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. The Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing shareholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

Please read the Compensation Discussion and Analysis section of this proxy statement as well as the compensation tables and narratives for a more detailed discussion of our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

VOTES REQUIRED

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

BOARD COMMITTEES AND MEETINGS

During 2013, the Board of Directors met seven (7) times. All directors attended all meetings.

The Board of Directors has determined that all current directors, other than Messrs. Wadhwani, Trivedi and Horner, are independent under both the independence criteria for directors established by NYSE MKT and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.mastech.com under Investor Relations.

The Company has three standing Committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at www.mastech.com under Investor Relations.

Audit Committee

The Board has an Audit Committee currently consisting of Mr. Watzinger, Ms. Galilee and Mr. Ausura, who is the chair of the Committee. All members of this Committee are “independent directors” under the criteria adopted by the Board of Directors and under applicable NYSE MKT listing standards. The Board of Directors has determined that Mr. Ausura is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission. The Audit Committee’s duties include selecting the firm of independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the Committee’s activities to the full Board. The Audit Committee met six (6) times during 2013. All committee members attended all meetings.

Compensation Committee

The Board has a Compensation Committee, currently consisting of Mr. Watzinger, Mr. Ausura and Ms. Galilee, who is the chair of the Committee. Each member of this Committee is an “independent director” under applicable NYSE MKT listing standards, an “outside director” as defined in section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans, approving public disclosure on compensation matters, and making recommendations to the full Board on these and other compensation matters. The Compensation Committee met four (4) times in 2013. All committee members attended all meetings.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Mr. Ausura, Ms. Galilee and Mr. Watzinger, who is the chair of the Committee. Each member of this Committee is an “independent director” under the criteria adopted by the Board of Directors and under the applicable NYSE MKT listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board candidates for election to the Board of Directors and for overseeing and making recommendations to the Board on all corporate governance matters.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s

consideration, shareholders should submit the candidate’s name and qualifications in writing to John J. Cronin, Jr., Corporate Secretary, Mastech Holdings, Inc., 1000 Commerce Drive, Pittsburgh, PA 15275. The Company’s Articles of Incorporation (“Articles”) address the proper submission of a person to be nominated and set forth the proper form for a notice of nomination. Please refer to the “2015 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this document for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The Committee will consider and evaluate candidates submitted by shareholders in accordance with the procedures set forth in the Company’s Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines the same as if such candidates were submitted by the Board of Directors. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. This assessment will include consideration of background, skill needs, diversity, personal characteristics and business experience, as set forth in the Nominating and Corporate Governance Charter. The Board and the Nominating and Corporate Governance Committee believe it is essential that Board members represent diverse backgrounds. The Nominating and Corporate Governance Committee met three (3) times in 2013. All committee members attended all meetings.

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Corporate Governance Guidelines are posted on the Company’s web site at www.mastech.com under Investor Relations. This website also includes the Company’s Code of Business Conduct & Ethics and Finance Code of Professional Conduct, which were adopted by the Board of Directors. The Code of Business Conduct and Ethics is the Company’s code-of-ethics document for all employees and also apply to all directors with regard to their Company-related activities. The Finance Code of Professional Conduct is intended to be the Company’s written code-of-ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth under Item 406 of Regulation S-K of the Exchange Act.

Board Leadership Structure

The Company’s policy as to whether the same person should serve as both the Chief Executive Officer and Chairman is based on the practice which best serves the Company’s needs at any particular time. The Board believes that its current leadership structure, with Messrs. Wadhwani and Trivedi serving as Co-Chairmen and Mr. Horner serving as the President and Chief Executive Officer, is appropriate given each of their respective past business experience.

The Role of the Board in Risk Oversight

In its oversight role, the Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management responsibility to the Board committees. As part of the responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. The Company’s management regularly evaluates these controls, and the Chief Financial Officer periodically reports to the Audit Committee regarding their design and effectiveness. The Compensation Committee is responsible for matters involving the compensation of non-employee directors and executive officers of the Company and the Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines. Each of these committees regularly report to the full Board.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to mhhsecretary@mastech.com, or by fax to 412-291-3350, or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Holdings, Inc.,1000 Commerce Drive, Pittsburgh, PA 15275. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board of Directors recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of those correspondence may be forwarded elsewhere in the Company for review and possible response.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2014 for: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each named executive officer listed in the Summary Compensation Table below; (iii) each of our current directors; and (iv) all directors and executive officers of the Company as a group. As of March 31, 2014, there were 4,297,950 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable. Information with respect to beneficial ownership by 5% shareholders has been based on information filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(d) or Section 13(g) of the Exchange Act.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent
Sunil Wadhwani (2)(3)	1,275,085	29.7%
Ashok Trivedi (2)(4)	1,275,086	29.7%
John Ausura	38,682	*
Brenda Galilee (5)	13,682	*
D. Kevin Horner (6)	124,475	2.8%
Gerhard Watzinger (7)	13,682	*
John J. Cronin, Jr. (8)	23,964	*
Scott A. Aicher	—	*
Risher G. Dumpit	—	*
All directors and executive officers as a group of 9 persons	2,764,656	62.4%

*	Less than 1%.
(1)	The number of shares beneficially owned by each person as of March 31, 2014, includes shares of common stock that such person or group has the right to acquire within 60 days of March 31, 2014, upon the exercise of stock options or vesting of restricted shares and performance shares. For each individual included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 4,297,950 shares of common stock outstanding on March 31, 2014, plus the shares of common stock that such person or group has the right to acquire within 60 days of March 31, 2014.
(2)	The address of Messrs. Wadhwani and Trivedi is c/o iGATE Corporation, 1000 Commerce Drive, Pittsburgh, Pennsylvania 15275.
(3)	Includes 194,999 shares held by two family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares.
(4)	Includes 177,708 shares held by one family trust, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.
(5)	Includes 2,344 shares that may be acquired by Ms. Galilee pursuant to the exercise of options.
(6)	Includes 115,625 shares that may be acquired by Mr. Horner pursuant to the exercise of options.
(7)	Includes 9,375 shares that may be acquired by Mr. Watzinger pursuant to the exercise of options.
(8)	Includes 6,260 shares that may be acquired by Mr. Cronin pursuant to the exercise of options and the release of restricted stock units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and named executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NYSE MKT. Directors, named executive officers and other 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2013 all Section 16(a) reports were timely filed.

NAMED EXECUTIVE OFFICERS

In addition to Mr. Horner, whose positions and backgrounds are discussed under “Business Experience of Directors”, the following persons are the named executive officers of the Company for 2013.

John J. Cronin, Jr., age 61, has served as Chief Financial Officer and Corporate Secretary of the Company since September 30, 2008. Mr. Cronin functioned as Mastech, Inc.’s Chief Financial Officer since 2002. From 1998 to 2002, Mr. Cronin held several senior corporate positions within iGATE Corporation. Prior to joining iGATE in August of 1998, Mr. Cronin was the Chief Financial Officer at Industrial Ceramics, Inc. Mr. Cronin has an M.B.A. degree from the University of Pittsburgh and holds C.P.A. and C.M.A certifications.

Scott A. Aicher, age 42, has served as Vice President and Chief Operating Officer of the Company’s Information Technology Staffing Segment since January 7, 2013. Prior to joining Mastech, Mr. Aicher served as Senior Vice President of Talascent from March 2012 to November 2012. From August 2008 to January 2011, Mr. Aicher served as Senior Vice President of Hudson Highland and was a Director of Volt Information Services from February 2006 to August 2008. Mr. Aicher has a business degree from Henry Ford College.

Risher G. Dumpit, age 41, served as Vice-President for the Healthcare business from January 2012 to August 2013, and was a managing director of the Company’s Chicago Healthcare business since joining Mastech in February 2010 until January 2012. Prior to joining Mastech, Mr. Dumpit served as Chief Operating Officer and Managing Director for M3 Medical Management from 2006 to 2010. In 2005 to 2006, Mr. Dumpit served as Executive Director of AMR ProNurse’s VMS Division. From 2002 to 2005, Mr. Dumpit served as Director of International Healthcare Recruitment for Hudson Highland Group. Mr. Dumpit holds a degree from Miami University of Ohio. In August 2013, Mr. Dumpit resigned in connection with the Company’s sale of its healthcare business.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of named executive officers for fiscal year 2013 and the report of the Compensation Committee of the Board of Directors, which immediately follows below.

Compensation Committee Roles and Responsibilities

The Compensation Committee (“Committee”) is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, as described herein. The Compensation Committee is also responsible for periodically reviewing management development plans, approving public disclosure on compensation matters, making recommendations to the full Board on these and other compensation matters, and administering the Company’s Stock Incentive Plan.

It is the responsibility of the Compensation Committee to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The Compensation Committee is composed entirely of independent directors and functions in accordance with the provisions of the Compensation Committee Charter, which is available on the Company’s website at www.mastech.com, under Investor Relations.

The Compensation Committee has established a framework and compensation philosophy, pursuant to decisions involving the compensation of all named executive officers of the Company. This framework ensures that the total compensation paid to such executive officers is fair, reasonable and competitive in the judgment of the Compensation Committee. The Compensation Committee reviews, establishes, and approves all elements of compensation paid to the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the Chief Operating Officer (“COO”). With respect to Mr. Dumpit, our Vice President of Healthcare Business (“VP”), the remaining executive officer of the Company, the Compensation Committee has delegated authority to the CEO to make determinations of appropriate salary and bonus amounts, provided such amounts conform to the framework established by the Compensation Committee. No other executive officers have a role in making compensation determinations.

Compensation Philosophy for Named Executive Officers

The Compensation Committee has adopted a compensation philosophy with respect to the named executive officers that supports the Company’s belief that a strong executive management team, comprised of talented individuals in key positions, is critical to the development and growth of our business and to the creation of shareholder value. Accordingly, our executive officer compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the markets and industries in which we compete for talent. A core objective guiding our executive officer compensation program is to emphasize pay-for-performance by linking compensation levels to shareholder value creation. Thus, we provide incentives to advance the interest of shareholders by targeting key financial and operational objectives for our named executive officers and deliver levels of compensation that are commensurate with the achievement of such performance measurements. Additionally, we provide long-term equity incentive awards to mitigate short-term risk-taking by our executives at the expense of long-term shareholder value. Our goals are:

•	to support our business strategy and financial plan by clearly communicating our goals and objectives to executives and by rewarding achievement;

•	to create a strong performance alignment with shareholders’ interests; and

•	to attract and retain highly qualified executive talent.

The Compensation Committee has established a compensation structure to achieve these goals through a combination of three key compensation elements:

•	a base salary;

•	an annual performance-based cash bonus; and

•	grants of equity-based compensation, such as stock options and/or other stock awards, which may be subject to time-based and/or performance-based vesting requirements.

The Compensation Committee believes that this three-prong approach best serves the interests of our shareholders and safeguards against excessive risk-taking by our executives. This approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executives are compensated in a manner that advances both the short and long-term interests of our shareholders. Under this program design, compensation for our executive officers involves a high proportion of pay that is “at risk”, namely the annual performance-based cash bonus and the value of stock options and/or stock awards.

Opportunities for excessive risk-taking by our executive officers, for short-term financial gain, are limited by the nature of our business. The element of compensation most exposed to self-serving actions by our executive officers is the annual performance-based cash bonus. In establishing specific performance criteria for the Company’s executive officers, consideration is given to “trade-off” criteria which would mitigate self-serving actions by an individual executive. By way of illustration, our business executives’ bonus criteria include contribution margin dollars and billable consultant headcount growth related to their specific sales channels, while the CEO and CFO’s bonus criteria is largely tied to overall revenue growth and earnings per share results. Organizational interaction and formal approval processes make it difficult for self-serving actions to be undertaken by any individual executive. While there is always the opportunity in every organization to manage for the short-term, the Compensation Committee believes that the equity-based component of compensation is a strong deterrent of such actions. Based on its annual risk-related review, including the above program structure considerations, the combination of long and short-term programs, and possible compensation-based risks and means by which such risks may be mitigated, including through the operation of internal control structure and oversight, the Compensation Committee has determined that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Key Elements of and Factors Affecting Compensation

As discussed above, the three key elements of named executive officer compensation are: (a) base salary; (b) annual performance-based cash bonus; and (c) equity compensation. While each of these elements are discussed separately below, the Compensation Committee does consider and reviews the full compensation package afforded by the Company to its named executive officers. The Compensation Committee also reviews all executive employment contracts and the annual performance-based goals and objectives of all named executive officers.

Compensation Benchmarking

In the staffing industry, many industry peers have operational attributes that are very different from Mastech, which makes it challenging to engage in compensation benchmarking. The Company does look to various third-party reports and projections regarding the staffing industry, such as Staffing Industry Analysts (“SIA”), for general reference in establishing the Company’s annual financial and operational objectives, but does not use any specific “benchmark” in making compensation decisions.

In 2012, the CEO, with the approval of the Compensation Committee engaged Veritas Executive Compensation Consultants, LLC on a limited basis to help with an internal review of executive compensation to ensure that existing total compensation levels, and the delivery of such, were appropriate and competitive in today’s marketplace. The results and recommendations of these efforts were shared with the Committee for their consideration in early 2012. After due deliberation and detailed discussions related to these recommendations, the Committee recommended to the Board, and the Board approved the issuance of a performance share grant on July 19, 2012 as further described below. The Compensation Committee did not engage a compensation consultant in 2013.

Base Salaries for Named Executive Officers

The Company provides its named executive officers with a base salary to provide them with a minimum guaranteed compensation level for their services. The CEO, CFO and COO’s base salary is determined by the Compensation Committee by evaluating the responsibilities of the position held, the individual’s experience and, to the extent possible, the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to comparable officers at peer group companies with similar qualifications, experience and responsibilities.

In setting base salaries for the CEO, CFO and COO, the Compensation Committee gives consideration to the following:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in similar positions at comparable companies;

•	the expertise, experience and effectiveness of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendation of our CEO with respect to the compensation of the CFO and COO.

The Compensation Committee has delegated the authority to the CEO to make determinations on appropriate base salaries for executive officers of the Company other than the CEO, CFO and COO, provided the amounts are within the framework and philosophy set forth by the Compensation Committee, discussed above.

Annual Bonuses for Named Executive Officers

In addition to a base salary, each named executive officer is eligible for an annual performance-based cash bonus. The Company has chosen to include annual performance-based cash bonuses as a material element in its compensation program. The bonus component is designed to motivate individual and team performance in attaining the current year’s financial plan and business objectives. The Compensation Committee makes final determinations of annual performance-based bonuses for the CEO, CFO and COO. For Mr. Dumpit, the CEO is responsible for evaluating performance and determining appropriate annual performance-based bonus amounts, provided the amounts are within the framework and philosophy set forth by the Compensation Committee, as discussed above.

In 2013, annual performance-based cash bonuses earned by the Company’s named executive officers were as follows: Mr. Horner earned $226,260 or 126% of his “at goal” bonus amount based on the Company’s revenue and earnings per share performances; Mr. Cronin earned $150,840 or 126% of his “at goal” bonus amount based on the Company’s revenue and earnings per share performances; Mr. Aicher earned $132,000 or 110% of his “at goal” bonus amount based on the growth of consultants on billing, gross margin percentage, and contribution margin dollars of the business channels that Mr. Aicher manages, and on the Company’s earnings per share performance; and Mr. Dumpit, who resigned as the Company’s Vice President of its healthcare business upon the August 2013 sale, earned $52,575 or 122% of his “at goal” bonus amount based on revenue, gross margin percentage, revenue, and operating profits of the business channel that Mr. Dumpit managed and on the Company’s earnings per share performance, as prorated for the time of his employment with the Company during 2013, as well as an additional discretionary bonus amount payable based upon his services in bringing the healthcare business sale to successful completion. The specific performance objectives, achievement of actual results and the corresponding bonus payout applicable to each objective for our named executive officers are listed below:

	“At Goal” Bonus	Performance Objective	Weight	Actual Results	Bonus Payout
D. Kevin Horner:
Consolidated revenues	$108,000	$103 million	60%	$106.9 million	$118,260
Diluted earnings per share	72,000	$0.62	40%	$0.75	108,000

	$180,000				$226,260

John J. Cronin, Jr:
Consolidated revenues	$72,000	$103 million	60%	$106.9 million	$78,840
Diluted earnings per share	48,000	$0.62	40%	$0.75	72,000

	$120,000				$150,840

Scott A. Aicher:
Channel contribution margins $’s	$48,000	$6.5 million	40%	$6.5 million	$48,000
Channel consultant and growth	24,000	+78	20%	+78	24,000
Channel gross margin %	24,000	19.7%	20%	19.7%	24,000
Diluted earnings per share	24,000	$0.62	20%	$0.75	36,000

	$120,000				$132,000

Risher G. Dumpit:
Channel operating profit	$28,000	$375,000	40%	Achieved	$28,000
Channel revenue	14,000	$13.5 million	20%	Achieved	14,000
Channel gross margin %	14,000	18.5%	20%	Achieved	14,000
Diluted earnings per share	14,000	$0.62	20%	Achieved	14,000

	$70,000				$70,000

Prorated for 2013 employment term					(26,425)

Subtotal					43,575
Acquisition completion bonus					9,000

					$52,575

2013 Base Salary and Bonus Opportunity Increases for Named Executive Officers:

During 2013, our named executive officers received base salary and/or performance-based bonus opportunity increases as detailed below:

•

Mr. Horner’s performance-based bonus was increased by $20,000 to an “at goal” target amount of $180,000 for fiscal year 2013. The Compensation Committee made no changes to Mr. Horner’s base annual salary of $350,000.

•

Mr. Cronin’s base annual salary was increased by $20,000, effective April 1, 2013, to $235,000 and his performance-based bonus remained unchanged at an “at goal” target amount of $120,000 for fiscal year 2013.

•

Mr. Dumpit’s base annual salary was increased by $10,000, effective April 1, 2013, to $170,000 and his performance-based bonus was increased by $5,000 to an “at goal” target amount of $70,000 for fiscal year 2013.

•	Mr. Aicher, who joined the Company on January 7, 2013, had no adjustments to his starting base salary and performance-based bonus amount.

In determining these compensation increases, the Compensation Committee evaluated the overall performance of the Company during 2012, the performance of each of our named executive officers in carrying out their responsibilities and their individual contributions to the Company’s overall success. Additionally, the Committee evaluated the existing ratio of compensation between base salary and performance-based bonus compared to other similarly positioned executives in determined how the compensation increases would be delivered. Mr. Horner’s evaluation process for Mr. Dumpit’s 2013 compensation increase was based on a similar analysis. The base salary and bonus opportunity for Mr. Aicher, who joined the Company in 2013, was based on negotiations during the recruiting process and general reference to competitive staffing industry practices.

Stock Incentive Plan and Awards to Named Executive Officers

The Company’s long-term incentives are in the form of equity awards, such as stock options, stock appreciation rights, restricted or unrestricted stock awards and restricted stock unit “performance share” award grants, in accordance with the Stock Incentive Plan (the “Plan”). The objective of this compensation element is to align compensation over a multi-year period directly with the interests of our shareholders, by motivating and rewarding actions that create long-term shareholder value. The Committee believes that this compensation component also provides a strong deterrent from excessive risk-taking to achieve short-term financial rewards.

In determining the size and types of awards to be granted, the Compensation Committee considers an evaluation of competitive factors, including general reference to staffing industry practices, in conjunction with total compensation provided to the named executive officer, the recommendations of the CEO (except with respect to himself), as well as both Company and individual performance levels and the patterns and impact of prior awards.

During 2013, the Company issued 118,366 performance shares and 34,794 restricted shares to directors, executive officers and key employees. These grants include the equitable adjustment to outstanding equity grants to preserve their intrinsic value, in connection with the Company’s special shareholder distribution made on December 21, 2012 (a special one-time dividend), which was approved by the Compensation Committee on February 6, 2013 (resulting in a grant of 49,616 performance shares and 3,544 restricted shares). Our named executive officers received the following awards during 2013:

•	Mr. Aicher received 62,500 performance shares.

•	Mr. Horner received 7,088 performance shares as equitable adjustments to outstanding grants.

•	Mr. Cronin received 14,175 performance shares and 3,544 restricted shares, each as equitable adjustments to outstanding grants.

•

Mr. Dumpit received 9,450 performance shares as equitable adjustment to outstanding grants. Mr. Dumpit’s performance shares were subsequently forfeited due to his resignation from the Company in August 2013.

All of the above grants reflect the five-for-four stock split that was effective on November 29, 2013.

The performance shares are evenly distributed for each named executive officers into two distinct Tranches, each with its own performance based objectives. Tranche #1 shares immediately vest upon the Company’s attainment of a trailing twelve month EBITDA target of $5.2 million. Tranche #1 shares expire unvested should this target not be achieved on or before June 30, 2015. Tranche #2 shares vest upon the Company’s attainment of a trailing twelve month EBITDA, target, which represents a material increase to the Tranche #1 performance target. Tranche #2 shares expire unvested should this target not be achieved on or before June 30, 2016. While Tranche #1 shares have an “all or none” vesting structure based on target achievement, Tranche #2 shares have a vesting structure that vest on a prorated basis from the Tranche #1 EBITDA target to the Tranche #2 EBITDA target. By way of illustration, should EBITDA achievement prior to June 30, 2016 be mid-way between the Tranche #1 and Tranche #2 targets, 50% of the performance shares in Tranche #2 would vest.

Notwithstanding the foregoing, upon the occurrence of a Change in Control (as defined in the Stock Incentive Plan) all outstanding shares would immediately vest and become fully payable regardless of the achievement of performance measurement targets.

Tranche #1 performance shares achieved the EBITDA target during the twelve month period ending December 31, 2013, and shares were formally issued by the Compensation Committee on February 17, 2014.

At December 31, 2013, there were 23,000 shares of common stock available for issuance under the Plan. Further details of the Company’s equity awards are set forth in the table entitled “2013 Grants of Plan-Based Awards”.

Employment Agreements

Detailed below are the terms and conditions of the employment agreements currently in place with our named executive officers. The following discussion incorporates the amendments made to the employment agreements for Messers. Horner, Cronin and Aicher that were effective March 20, 2014, as included in our Annual Report on Form 10-K filed in 2014.

Mr. Horner, Mastech, Inc. and the Company are parties to an employment agreement as amended and restated effective March 20, 2014, which provides for a base salary of $370,000, effective April 1, 2014 and an annual performance-based bonus with an “at goal” target amount of $210,000 for fiscal year 2014. Mr. Horner is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Horner’s agreement provides that he is entitled to severance in an amount equal to 12 months base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause or Mr. Horner’s termination for “good reason”. In the event of termination by the Company other than for cause or Mr. Horner’s termination for “good reason” within 1 year following a “change of control”, Mr. Horner is entitled to (i) 24 months of Company-paid health insurance premiums; and (ii) severance in an amount equal to 2 times the sum of (A) average annual base salary for the previous 3 years (including the year of termination); and (B) average annual performance-based bonus received for the previous 3 years (not including the year of termination); (iii) outplacement reimbursement of up to $25,000; and (iv) acceleration in full of all outstanding stock options or other equity awards issued pursuant to the Plan. Mr. Horner is also entitled to a pro-rated bonus payment in the year of termination, if performance criteria have been met and if he is terminated by the Company other than for cause.

Mr. Cronin, Mastech, Inc. and the Company are parties to an employment agreement as amended and restated effective March 20, 2014, which provides for a base salary of $250,000, effective April 1, 2014, and an annual performance-based bonus with an “at goal” target amount of $140,000 for fiscal year 2014. Mr. Cronin is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Cronin’s agreement provides for a one-year severance in an amount equal to 12 months base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause. In the event of termination by the Company other than for cause or Mr. Cronin’s termination for “good reason” within 1 year following a “change of control”, Mr. Cronin is entitled to (i) 24 months of Company-paid health insurance premiums; and (ii) severance in an amount equal to 2 times the sum of (A) average annual base salary for the previous 3 years (including the year of termination); and (B) average annual performance-based bonus received for the previous 3 years (not including the year of termination); (iii) outplacement reimbursement of up to $25,000; and (iv) acceleration in full of all outstanding stock options or other equity awards issued pursuant to the Plan. Mr. Cronin is also entitled to a pro-rated bonus payment in the year of termination, if performance criteria have been met and if he is terminated by the Company other than for cause.

Mr. Aicher and Mastech, Inc. entered into an employment agreement on January 7, 2013, as amended effective March 20, 2014, which provides for a base salary of $260,000, effective April 1, 2014, and an annual performance-based bonus with an “at goal” bonus of $130,000 for fiscal year 2014. Mr. Aicher is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Aicher’s agreement provides for a one-year severance equal to his base salary in the event of termination by the Company other than for cause.

Mr. Dumpit and Mastech Healthcare, Inc. were parties to an employment agreement dated as of March 18, 2013, which provided for an annual base salary of $170,000, effective April 1, 2013, and an annual “at goal” performance based bonus amount of $70,000 based on the achievement of performance goals and objectives set by the Company’s CEO. Mr. Dumpit was also eligible for standard benefits in the same manner as other executives of the Company. Under the Agreement, either party could terminate Mr. Dumpit’s employment with or without cause under certain conditions. In the event that Mr. Dumpit was terminated with “cause”, the Company would immediately cease payment of any further wages, benefits or other compensation (excluding vested options) other than salary and benefits earned through the date of termination. Mr. Dumpit would also have continuing obligations under the Agreement including, but not limited to, agreements not to compete and non-disclosure and non-use of confidential information of the Company, in the event that his employment was terminated. In the event that Mr. Dumpit was terminated without “cause”, he would have been entitled to severance pay and continued coverage under the Company’s group health plans (medical, dental and vision) for a specified severance period. Severance payments would have been equal to Mr. Dumpit’s last monthly base salary, less appropriate deductions, payable following his termination of employment in accordance with the Company’s regular payroll practices for a period of six months. Upon termination without “cause”, Mr. Dumpit would also have been granted continued vesting in unvested equity grants outstanding as of such termination date through the end of the severance period. These severance benefits would have been contingent upon Mr. Dumpit’s signing a release of all claims against the Company. However, as Mr. Dumpit resigned from employment in August 2013, no severance benefits were payable pursuant to his agreement.

For purposes of the employment agreements, “good reason” is generally defined as a material modification of duties, a material reduction in compensation, or the geographic relocation of executive’s principal place of employment greater than 50 miles from the Company’s Pittsburgh, Pennsylvania offices, and “change of control” is generally defined as (i) the consummation of a reorganization, merger or consolidation or similar form of corporate transaction, involving the Company or any of its subsidiaries, with respect to which the owners of the Company pre-transaction do not own more than 50% of the outstanding shares of common stock and voting power of the corporation post-transaction; or (ii) the complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which the owners of the Company pre-transaction own more than 50% of the outstanding shares of common stock and voting power of the corporation post-transaction.

Change of Control/Severance Benefits

In addition to the Change of Control/Severance benefits discussed in the Employment Agreement section above, outstanding stock options or other equity awards issued pursuant to the Plan, held by the named executive officers, may under certain circumstances vest upon a “Change of Control” of the Company.

As noted above, the Employment Agreement section describes the agreements as currently in effect. Effective as of December 31, 2013, each of the named executive officers had an employment agreement which provided that if such executive’s employment is terminated by the Company without cause, or if Mr. Horner terminates for “good reason”, executive is entitled to severance in an amount equal to one-year base salary and a pro-rated bonus payment in the year of termination, if performance criteria have been met. The estimated payments to be made by the Company to the named executive officers in the event of a termination as of December 31, 2013, including the continued vesting of stock options, post termination, are set forth in the Table entitled “Potential Payments Upon Termination or Change in Control” on page 35 of this Proxy Statement.

Other Considerations

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. Under the terms of the 401(k) plan, as prescribed by the Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($17,500 for 2013, subject to a $5,500 increase for participants who are age 50 or older).

Perquisites

The Company does not have a formal program providing perquisites to its executive officers.

Consideration of Say-On-Pay Advisory Vote

At our 2013 annual meeting of stockholders, approximately 99.7% of our shareholders who voted on the “say-on-pay” advisory proposal approved the compensation we pay to our named executive officers. The Compensation Committee considered the result of this vote in determining the Company’s compensation policies and decisions and believes that the nearly unanimous shareholder vote strongly supports our current compensation philosophy. Therefore, we have not modified our general compensation practices or philosophy in any manner as a result of the 2013 stockholder advisory vote

Tax Deductibility of Compensation

Code Section 162(m) generally provides that the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 for any given year paid to its chief executive officer and the other three most highly compensated named executive officers employed at the end of the year (other than its chief financial officer), except to the extent such excess constitutes performance based compensation. In the course of structuring its compensation policies, the Compensation Committee considers ways to maintain the tax deductibility of named executive officer compensation; however, the Compensation Committee retains the discretion to compensate executives in a manner that it deems best suited to our compensation objectives and philosophy.

In general, the Compensation Committee’s standard policy is to structure compensation arrangements in a manner that will avoid the deduction limitations of Section 162(m), except where it determines that exceeding these limitations is in the best interests of the Company and its shareholders. The Plan has been structured with the intention that stock options and, generally, performance based awards granted under the Plan qualify as “performance based compensation” and are generally exempt from the limitations on deduction. However, non-performance based awards, such as any time-vested full value awards under the Plan, will not qualify as “performance based” compensation for purposes of Section 162(m) and may not be deductible.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussion, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Compensation Committee

Brenda Galilee

John Ausura

Gerhard Watzinger

2013 SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the individuals who served as named executive officers of the Company during fiscal year ended December 31, 2013 (collectively the “Name Executive Officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total Compensation ($)
D. Kevin Horner	2013	$350,000	—	—	$226,260	—	$576,260
President and Chief Executive Officer	2012	350,000	$85,650	—	135,450	—	571,100
	2011	80,769	—	$274,860	37,500	—	393,129

John J. Cronin, Jr. (3)	2013	230,000	—	—	150,840	—	380,840
Chief Financial Officer and Corporate Secretary	2012	211,250	171,300	—	115,760	—	498,310
	2011	200,000	39,900	—	110,900	—	350,800

Scott A. Aicher (4)	2013	235,385	255,000	—	132,000	—	622,385
Vice President, Chief Operating Officer

Risher G. Dumpit (5)	2013	102,115	—	—	52,575	—	154,690
Vice President, Healthcare Business	2012	160,000	114,200	—	76,700	—	350,900
	2011	135,000	—	6,394	32,416	—	173,810

(1)	These columns represent the aggregate grant date fair value of awards, computed in accordance with ASC Topic 718. The assumptions made when calculating fair value for these awards are found in Note 8 “Stock-Based Compensation” to the Consolidated Financial Statements of Mastech Holdings, Inc. as filed with the Securities and Exchange Commission on Form 10-K in 2014. For additional details concerning the terms of these awards, please see the “2013 Grants of Plan-Based Awards” and “2013 Outstanding Equity Awards at Year End” table below.
(2)	In accordance with the rules of the Securities and Exchange Commission, any other compensation in the form of perquisites and other personal benefits has been omitted as the total value of all perquisites and other personal benefits provided to each named executive officer constituted less than $10,000.
(3)	Mr. Cronin’s 2013 annual salary from January 1 through March 31 was $215,000, and from April 1 through December 31 was $235,000.
(4)	Mr. Aicher was appointed Chief Operating Officer on January 7, 2013.
(5)	Mr. Dumpit’s 2013 annual salary from January 1 through March 31 was $160,000, and from April 1 through December 31 was $170,000. Mr. Dumpit resigned from the Company concurrent with the sale of its healthcare business in August 2013.

2013 GRANTS OF PLAN-BASED AWARDS

The following table sets forth equity grants to our named executive officers for the fiscal year ended December 31, 2013.

Name	Grant Date	All Other Stock Awards Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($) (1)
Scott A. Aicher	1/07/2013	62,500	$255,000

(1)	This column represents the aggregate grant date fair value of awards, computed in accordance with ASC Topic 718. The assumptions made when calculating fair value for these awards are found in Note 8 “Stock-Based Compensation” to the Consolidated Financial Statements of Mastech Holdings, Inc. as filed with the Securities and Exchange Commission on Form 10-K in 2014.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of underlying securities, exercise price and expiration dates of stock options, and restricted shares and performance shares that have not vested, held by our named executive officers as of December 31, 2013. As Mr. Dumpit resigned in August 2013, all of his outstanding equity awards were forfeited to the extent not vested and exercised.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable) (1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that have not Vested (#)	Market Value of Shares that have not Vested ($) (7)	Number of Unearned Shares that have not Vested (#)	Market Value of Unearned Shares that have not Vested ($) (7)
D. Kevin Horner (3)					—	—	25,838	$361,474
	112,500	125,000	$0.81	10/10/2021
	3,125	—	2.36	12/18/2019

John J. Cronin, Jr. (4).					—	—	51,675	722,933
					8,613	$120,496	—	—
	1,953	—	2.36	12/18/2019

Scott A. Aicher (5)					—	—	62,500	874,375

Risher Dumpit (6)	—	—	—	—	—	—	—	—

(1)	All outstanding options in this column have been fully earned and are fully exercisable.
(2)	All outstanding options in this column are not yet vested and not exercisable as of December 31, 2013.
(3)	Mr. Horner’s equity grants vest as follows: 12,919 performance shares vested on February 17, 2014 upon the achievement of Tranche #1 EBITDA targets and Board approval; the remaining 12,919 performance shares will vest upon the achievement of Tranche #2 EBITDA targets and Board approval; the 125,000 unexercisable stock options vest equally on October 10, 2014 and 2015.
(4)	Mr. Cronin’s equity grants vest as follows: 25,838 performance shares vested on February 17, 2014 upon the achievement of Tranche #1 EBITDA targets and Board approval; the remaining 25,837 performance shares will vest upon the achievement of Tranche #2 EBITDA targets and Board approval; the 8,613 restricted shares vest equally on May 21, 2014 and 2015.
(5)	Mr. Aicher’s equity grants vest as follows: the performance shares vest immediately upon the achievement of certain EBITDA targets, certain other personal objectives and Board approval.
(6)	Mr. Dumpit’s unvested equity grants were forfeited concurrent with his resignation from the Company in August 2013.
(7)	The market value provided in these columns is based upon the closing price of $13.99 for a share of our common stock as of December 31, 2013, and assumes that all time-based and performance-based conditions are satisfied.

2013 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits which our named executive officers at December 31, 2013, would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2013, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on base salary as of December 31, 2013, and our current premium costs for medical and welfare benefits. In addition, under the terms of our annual performance-based plan, our executives would become entitled to a bonus, determined under the plan terms, if they remained employed as of December 31 of the applicable year. As such, we would not consider the bonus payable to a named executive officer with a December 31 termination date to be a payment based upon termination, and no such payments have been included in this section. Further, if any of our named executive officers was terminated without cause by the Company during the calendar year, he would become entitled to a pro-rata bonus based upon the period of his employment during the year, with the amount determined based upon actual Company performance and payable when bonuses are generally paid in the following calendar year.

Name	Salary	Equity Grants	Healthcare
D. Kevin Horner (1)	$350,000	$1,004,487	$8,112
John J. Cronin, Jr. (2)	235,000	421,729	8,316
Scott A. Aicher (3)	250,000	437,188	7,800

All calculations were estimated based upon a December 31, 2013 termination scenario. As such, the effect of amendments to the employment agreements for Messrs. Horner and Cronin made in 2014 are not contemplated in these estimates. For more information about the current employment agreement provisions, please see the discussion in the “Employment Agreements” section of our Compensation Discussion and Analysis above. The measurement date for the estimated Company equity awards was based upon a closing price of $13.99 at December 31, 2013. As Mr. Dumpit resigned in August 2013, no severance or change in control benefits were payable to him and accordingly he has excluded from these discussions.

(1)	Upon termination other than for cause, Mr. Horner would receive a one (1) year severance totaling $350,000 paid over 26 bi-weekly periods. Mr. Horner would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Horner would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Horner would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Horner’s unvested equity grants would immediately vest at a total value of $1,004,487 based on our December 31, 2013 closing stock price (in addition to those vesting during the one-year severance period shown in the above table).
(2)	Upon termination other than for cause, Mr. Cronin would receive a one (1) year severance totaling $235,000 paid over 26 bi-weekly periods. Mr. Cronin would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Cronin would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Cronin would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Cronin’s unvested equity grants would immediately vest at a total value of $421,701 based on our December 31, 2013 closing stock price (in addition to those vesting during the one-year severance period shown in the above table).
(3)

Upon termination other than for cause, Mr. Aicher would receive a one (1) year severance totaling $250,000 paid over 26 bi-weekly periods. Mr. Aicher would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Aicher would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Aicher would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Aicher’s unvested equity grants would immediately vest at a total value of $437,188 based on our December 31, 2013 closing stock price (in addition to those vesting during the one-year severance period shown in the above table).

2013 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning aggregate exercises of stock options during 2013 and stock awards that were released in 2013 for each named executive officer:

	STOCK OPTIONS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
D. Kevin Horner	25,000	$391,568	—	—
John J. Cronin, Jr.	4,688	59,683	3,445	$25,665
Risher G. Dumpit	1,688	9,665	—	—
Scott A. Aicher	—	—	—	—

2013 DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our independent Directors for fiscal year 2013:

Name	Fees Earned or Paid in Cash	Total 2013 ($)
John Ausura (1) (3)	$35,000	$35,000
Brenda Galilee (2) (3)	27,500	27,500
Gerhard Watzinger (2) (3)	27,500	27,500

(1)	The annual retainer for the Chair of the Audit Committee, Mr. Ausura, is $35,000.
(2)	The annual retainer for all independent directors other than the Chair of the Audit Committee is $27,500 each.
(3)	As of December 31, 2013, the aggregate number of equity awards outstanding for each of our independent directors is as follows:

•	Mr. Ausura: 8,613 performance shares and 2,930 stock options

•	Ms. Galilee: 8,613 performance shares and 2,344 stock options

•	Mr. Watzinger: 8,613 performance shares and 9,375 stock options.

Messrs. Wadhwani, Trivedi and Horner, as non-independent directors, received no compensation for their service as Directors of the Company.

All of our Directors are reimbursed for reasonable travel expenses incurred in connection with attending Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At December 31, 2013, the Compensation Committee consisted of Messrs. Ausura and Watzinger, with Ms. Galilee as chair. No member of this Committee was at any time during the 2013 fiscal year, or at any other time, an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. No named executive officer of the Company has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Committee selects the Company’s independent public accountants. The Company’s management was previously granted authority by the Audit Committee to hire the Company’s audit firm for permissible, non-audit service projects under $10,000 in fees per engagement and to notify the Audit Committee at the next regularly scheduled meeting of any such project awarded to the audit firm. Projects expected to be greater than $10,000 must be pre-approved by the Audit Committee in advance of the commencement of any work.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to oversee these processes.

In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

During 2013, Company management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management. At the conclusion of the assessment, management provided the Audit Committee with its report on the effectiveness of the Company’s evaluation which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Company management concluded that the Company did maintain effective internal control over financial reporting at December 31, 2013.

In addition, the Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence. The Company paid its independent public accountants $130,792 for services provided in 2013.

The Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and independent public accountants and the Committee’s review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

John Ausura

Brenda Galilee

Gerhard Watzinger

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Fees billed to us by the firm UHY LLP (“UHY”) for services rendered for 2013 and 2012 in the following categories and amounts were:

	2013 UHY	2012 UHY
Audit fees	$122,792	$115,086
Audit-related fees	8,000	8,000
Tax fees	—	—
All other fees	—	—

Total	$130,792	$123,086

Audit fees for 2013 and 2012 totaled $122,792 and $115,086, respectively. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings, and are inclusive of reimbursement of travel and travel-related expenses. The audit-related fees for 2013 and 2012 totaled $8,000 and $8,000, respectively, and pertained to the audit of the Company’s 401(k) plan.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one-year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Of the total fees paid to the independent auditors in 2013, 100% of the 2013 audit fees were pre-approved by the Audit Committee.

Representatives of UHY are expected to be available at the annual meeting of shareholders to respond to appropriate questions and will have an opportunity to make comments if they desire to do so.

POLICIES AND PROCEDURES FOR APPROVING RELATED PERSON TRANSACTIONS

Pursuant to the charter of the Audit Committee, all material transactions relating to related person transactions are to be approved by the Audit Committee, which is comprised of disinterested members of the Board of Directors.

2015 SHAREHOLDER PROPOSALS OR NOMINATIONS

Proposals of shareholders intended to be presented at the 2015 Annual Meeting of Shareholders must be received by the Company at its principal office in 1000 Commerce Drive, Pittsburgh, Pennsylvania, 15275, not later than December 15, 2014 and must otherwise comply with the requirements of Rule 14(a)-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

The Company’s Articles of Incorporation (“Articles”) provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the

Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Articles also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2013, as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, is being mailed to the shareholders with this Proxy Statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Mastech shareholders will be “householding” our proxy materials. A single Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, you may:

•

if you are a shareholder of record, direct your written request to our Corporate Secretary by e-mail to mhhsecretary@mastech.com, or by fax to 412-291-3350 or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Holdings, Inc., 1000 Commerce Drive, Pittsburgh, PA 15275; or

•	if you are not a shareholder of record, notify your broker.

We will promptly deliver, upon request to the Mastech e-mail, fax number or address listed above, a separate copy of the annual report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the Proxy Statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a shareholder of record; or contact our Corporate Secretary if you are a shareholder of record, using the contact information above.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our Proxy Statements, Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

John J. Cronin, Jr.

Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WE APPRECIATE YOUR COOPERATION.

EXHIBIT A

MASTECH HOLDINGS, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

Effective as of [            ], 2014, the Mastech Holdings, Inc. Stock Incentive Plan is hereby amended and restated by Mastech Holdings, Inc., as set forth herein. The Mastech Holdings, Inc. Stock Incentive Plan was originally effective as of October 1, 2008.

Section 1. General Purpose of the Plan; Definitions. The name of this plan is the Mastech Holdings, Inc. Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and consultants of Mastech Holdings, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Stock Awards, Performance Share Awards and Stock Appreciation Rights.

“Board” means the Board of Directors of the Company.

“Change of Control” shall have the meaning assigned to that term in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Effective Date” means [            ], 2014, provided that the Plan, as amended and restated, shall have been approved by the Company’s stockholders.

“Fair Market Value” of the Stock on any given date shall be the closing price as reported on the American Stock Exchange for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported. If the Fair Market Value cannot be determined on the basis previously set forth in this definition on the date that Fair Market Value is to be determined, the Board shall in good faith determine the Fair Market Value of the Stock on such date.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not an employee or officer of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any Option to purchase shares of Stock granted pursuant to Section 6.

“Performance Share Award” means any Award granted pursuant to Section 12.

“Restricted Stock Award” means any Award granted pursuant to Section 10.

“Stock” means the common stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 14.

“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 7.

“Stock Award” means any award granted pursuant to Section 11.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

Section 2. Administration. The Plan shall be administered by the full Board or a committee of such Board comprised of two or more individuals who are “Non-Employee Directors” within the meaning of Rule 16b-3(a)(3) promulgated under the Act and “outside directors” as defined in Section 162(m) of the Code (the “Plan Administrator”). Subject to the provisions of the Plan, the Plan Administrator is authorized to:

(a)	construe the Plan and any Award under the Plan;

(b)	select the directors, officers, employees and consultants of the Company and its Subsidiaries to whom Awards may be granted;

(c)	determine the number of shares of Stock to be covered by any Award;

(d)	determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;

(e)	accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration; and

(f)	impose limitations on Awards, including limitations on transfer and repurchase provisions.

The determination of the Plan Administrator on any such matters shall be conclusive.

Section 3. Delegation of Authority to Grant Awards. The Plan Administrator, in its discretion, may delegate to the Co-Chairmen of the Company or the Chief Executive Officer of the Company the Plan Administrator’s authority and duties with respect to granting Awards to individuals who are not subject, by reason of their position with the Company or its Subsidiaries, to the reporting provisions of Section 16 of the Act and who are not expected to be “covered employees” of the Company or its Subsidiaries within the meaning of Section 162(m) of the Code.

Section 4. Eligibility. Directors, officers, employees and consultants of the Company or its Subsidiaries who, in the opinion of the Plan Administrator, are primarily responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan.

Section 5. Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 1,200,000 shares, subject to adjustment as provided in Section 14. The shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. To the extent that an SAR is granted in conjunction with an Option, the shares covered by such SAR and Option shall be counted only once. Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

Stock Options with respect to no more than 250,000 shares of Stock may be granted to any one individual participant during any one calendar year period and Stock Appreciation Rights with respect to no more than 250,000 shares of Stock may be granted to any one individual participant during any one calendar year period. In any one calendar year during a particular Performance Period, as hereinafter defined, the maximum amount which may be earned by any individual participant under Performance Share Awards granted under the Plan for that calendar year of the Performance Period shall be limited to 250,000 shares of Stock. In the case of multi-year Performance Periods, the number of shares which are earned in any one calendar year of the Performance Period is the number of shares paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the number of shares of Stock earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Plan Administrator and actual payment to the Participant may occur in a subsequent calendar year or years. The limitations in this paragraph shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

Section 6. Stock Options. Options granted pursuant to the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options shall be granted separately hereunder and may not be granted in tandem. The Plan Administrator shall determine whether, and to what extent, Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Non-Qualified Stock Options; provided, however, that: (a) Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code, and (b) no Incentive Stock Option may be granted following the tenth anniversary of the Effective Date. The provisions of the Plan and any Stock Option agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.

Section 7. Stock Appreciation Rights. The Plan Administrator may, from time to time, subject to the provisions of the Plan, grant SARs to eligible participants. Such SARs may be granted (i) alone, or (ii) simultaneously with the grant of an Option (either an Incentive Stock Option or Non-Qualified Stock Option) and in conjunction therewith or in the alternative thereto.

(a)	An SAR shall entitle the holder upon exercise thereof to receive from the Company, upon a written request filed with the Secretary of the Company at its principal offices (the “Request”), (i) a number of shares of Stock, (ii) an amount of cash, or (iii) any combination of shares of Stock and cash, as specified in the Request (but subject to the approval of the Plan Administrator in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of the Fair Market Value, on the day of such Request, of one share of Stock over the exercise price per share specified in such SAR or its related Option, multiplied by (ii) the number of shares of Stock for which such SAR shall be exercised.

(b)	The exercise price of an SAR granted alone shall be determined by the Plan Administrator, but may not be less than the Fair Market Value of the underlying Stock on the date of grant. An SAR granted simultaneously with the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the Fair Market Value of the Stock subject to the SAR and related Option exceeds the exercise price thereof.

(c)

Upon exercise of an SAR granted simultaneously with an Option and in the alternative thereto, the number of shares of Stock for which the related Option shall be exercisable shall be reduced by the number of shares of Stock for which the SAR shall have been exercised. The number of shares of Stock for which an SAR shall be exercisable shall be reduced upon any exercise of a related Option by the number of shares of Stock for which such Option shall have been exercised.

(d)	Any SAR shall be exercisable upon such additional terms and conditions as may be prescribed by the Plan Administrator.

Section 8. Terms of Options and SARs. Each Option or SAR granted under the Plan shall be evidenced by an agreement between the Company and the person to whom such Option or SAR is granted and shall be subject to the following terms and conditions:

(a)	Subject to adjustment as provided in Section 14 of this Plan, the price at which each share covered by an Option may be purchased shall not be less than the Fair Market Value of the underlying Stock at the time the Option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of the stock of the Company and an Option granted to such optionee is intended to qualify as an Incentive Stock Option, the Option price shall be no less than 110% of the Fair Market Value of the Stock covered by the Option on the date the Option is granted. The purchase price of any Option may not be reduced after grant, whether through amendment, cancellation, replacement or otherwise.

(b)	The aggregate Fair Market Value of shares of Stock with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year (under all plans of the Company) shall not exceed the limitations, if any, imposed by Section 422(d) of the Code (or any successor provision), except as otherwise determined by the Plan Administrator in its discretion. If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, the portion of such Option in excess of such limitation shall automatically be reclassified (in whole share increments and without fractional share portions) as a Non-Qualified Stock Option, with later granted Options being so reclassified first.

(c)	Neither an Option nor an SAR shall be transferable by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the participant, the Option or SAR may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to exercise the Option or SAR may agree within the period specified in subsection 8(d)(iii) hereof. All Options and SARs shall be exercisable during the lifetime of the participant only by the participant.

(d)	An Option or SAR may be exercised in whole at any time, or in part from time to time, within such period or periods (not to exceed ten years from the granting of the Option in the case of an Incentive Stock Option) as may be determined by the Plan Administrator and set forth in the agreement (such period or periods being hereinafter referred to as the “Option Period”), provided that, unless the agreement provides otherwise:

(i)	If a participant who is an employee of the Company shall cease to be employed by the Company, all Options and SARs to which the employee is then entitled to exercise may be exercised only within three months after the termination of employment and within the Option Period or, if such termination was due to disability or retirement (as hereinafter defined), within one year after termination of employment and within the Option Period. Notwithstanding the foregoing, in the event that any termination of employment shall be for Cause (as defined herein) or the participant becomes an officer or director of, a consultant to or employed by a Competing Business (as defined herein), during the Option Period, then any and all Options and SARs held by such participant shall forthwith terminate. For purposes of the Plan, retirement shall mean the termination of employment with the Company, other than for Cause, at any time after the participant’s attainment of age 65, and a participant’s “Disability” shall be determined within the meaning of Section 422(c)(6) of the Code.

For purposes of this Plan, the term “Cause” shall mean (a) with respect to an individual who is party to a written agreement with the Company which contains a definition of “cause” or “for cause” or words of similar import for purposes of termination of employment thereunder by the Company, “cause” or “for cause” as defined in such agreement, (b) in all other cases (i) the willful commission by an employee of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company, (ii) the commission of an act of fraud in the performance of such person’s duties to or on behalf of the Company, or (iii) the continuing willful failure of a person to perform the duties of such person to the Company (other than a failure to perform duties resulting from such person’s incapacity due to illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to cure such failure are given to the person by the Board or the Plan Administrator. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered “willful” unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person’s action or omission was in the best interest of the Company.

For purposes of this Plan, the term “Competing Business” shall mean: any person, corporation or other entity engaged in the business of (a) information technology staffing and consulting services, or (b) selling or attempting to sell any product or service which is the same as or similar to products or services sold by the Company within the last year prior to termination of such person’s employment, consultant relationship or directorship, as the case may be, hereunder;

(ii)	If a participant who is a director of the Company shall cease to serve as a director of the Company, any Options or SARs then exercisable by such director may be exercised only within three months after the cessation of service and within the Option Period unless such cessation was due to Disability, in which case such optionee may exercise such Option or SAR within one year after cessation of service and within the Option Period. Notwithstanding the foregoing, if any cessation of service as a director was the result of removal for Cause or the participant becomes an officer or director of, a consultant to or employed by a Competing Business during the Option Period, any Options and SARs held by such participant shall forthwith terminate;

(iii)	If the participant shall die during the Option Period, any Options or SARs then exercisable may be exercised only within one year after the participant’s death and within the Option Period and only by the participant’s personal representative or persons entitled thereto under the participant’s will or the laws of descent and distribution;

(iv)	The Option or SAR may not be exercised for more shares (subject to adjustment as provided in Section 14) after the termination of the participant’s employment, cessation of service as a director or the participant’s death, as the case may be, than the participant was entitled to purchase thereunder at the time of the termination of the participant’s employment or the participant’s death; and

(v)	If a participant owns (or is deemed to own under applicable provisions of the Code and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation of the Company) and an Option granted to such participant is intended to qualify as an Incentive Stock Option, the Option by its terms may not be exercisable after the expiration of five years from the date such Option is granted.

(e)

The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the “Payment Date”) of the Option (i) in cash, (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price, (iii) in the discretion of the Plan Administrator, through the delivery or certification to the Company of previously-owned shares of Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option, (iv) in the discretion of the Plan Administrator, through an election to have shares of Stock otherwise issuable to the optionee withheld to pay the exercise price of such Option, or (v) in the discretion of the Plan

Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) of this Section 8(e). Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the Option price is paid in cash, the exercise of the Option shall not be deemed to occur and no shares of Stock will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the Option price from the broker or other agent.

(f)	The Plan Administrator, in its discretion, may authorize “stock retention Options” which provide, upon the exercise of an Option previously granted under this Plan (a “prior Option”), using previously owned shares, for the automatic issuance of a new Option under this Plan with an exercise price equal to the current Fair Market Value and for up to the number of shares equal to the number of previously-owned shares delivered in payment of the exercise price of the prior Option. Such stock retention Option shall have the same Option Period as the prior Option.

(g)	Nothing contained in the Plan nor in any Award agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the Company to terminate his employment or change his compensation at any time.

(h)	The Plan Administrator may include such other terms and conditions not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options or SARs shall be exercisable in one or more installments during the term of the Option, subject to the attainment of performance goals and objectives and the right to exercise may be cumulative as determined by the Plan Administrator.

(i)	If a grantee of an Option or SAR engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment or service as an Independent Director) which is in competition with the Company or any of its Subsidiaries, the Plan Administrator may immediately terminate all outstanding Options and SARs of the participant.

Section 9. Independent Director Options. The Option exercise price for Options granted to Independent Directors under the Plan will be equal to the Fair Market Value of the Stock on the date of grant. Options granted to Independent Directors will expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director.

Section 10. Restricted Stock Awards.

(a)	The Plan Administrator may grant Restricted Stock Awards to any officer, employee or consultant of the Company and its Subsidiaries. A Restricted Stock Award entitles the recipient to acquire shares of Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b)	A participant holding unvested Restricted Stock shall not have any of the rights of a shareholder with respect to such unvested Restricted Stock, including, but not limited to the right to vote and receive dividends with respect thereto, until such Stock vests in accordance with the terms of the Restricted Stock Award under which such Stock was granted. The Plan Administrator may, in its sole discretion, decide to issue stock certificates evidencing the Restricted Stock at the time of grant, after the time of grant, or at the time when the restrictions lapse.

(c)	The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(d)	Unvested Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award.

(e)	If an awardee of Restricted Stock engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Plan Administrator may immediately declare forfeited all shares of Restricted Stock held by the participant as to which the restrictions have not yet lapsed.

Section 11. Stock Awards. The Plan Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Plan Administrator) a Stock Award to any officer, employee or consultant of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Stock free of any vesting restrictions under the Plan. Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual; provided, however, that any purchase rights may not be granted at less than the Fair Market Value of the underlying shares on the date of grant.

Section 12. Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals (the “Performance Goals”). The Plan Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any officer, employee or consultant of the Company or its Subsidiaries, including those who qualify for awards under other performance plans of the Company. The Plan Administrator, in its sole discretion, shall determine whether and to whom Performance Share Awards shall be made, the Performance Goals applicable under each such Award, the periods during which performance is to be measured (the “Performance Period”), and all other limitations and conditions applicable to the awarded Performance Shares.

(a)	Terms of Performance Awards. At the time a Performance Share Award is granted, the Plan Administrator shall cause to be set forth in the Award agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined, and (3) such other terms and conditions applicable to the Award as the Plan Administrator may, in its discretion, determine to include therein. The terms so established by the Plan Administrator shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the participant based on such performance. The Plan Administrator may retain the discretion to reduce (but not to increase) the amount of a Performance Share Award which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Plan Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Plan Administrator may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m) of the Code.

(b)

Performance Goals. Performance Goals shall mean one or more preestablished, objective measures of performance during a specified Performance Period, selected by the Plan Administrator in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return. Performance Goals based on such performance measures may be based either on the performance of the Company, a Subsidiary or Subsidiaries, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Plan Administrator at the time of making a Performance Share Award. The Plan Administrator may in its discretion also determine to use other objective performance measures as Performance Goals and/or other terms and conditions even if such Performance Share Award would not qualify under Section 162(m) of the Code, provided that the Plan Administrator identifies the Performance Share Award as non-qualifying at the time of Award.

(c)	Plan Administrator Certification. Following completion of the applicable Performance Period, and prior to any payment of a Performance Share Award to the participant, the Plan Administrator shall determine in accordance with the terms of the Performance Share Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance. For this purpose, approved minutes of the meeting of the Plan Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Share Awards are not intended to provide for the deferral of compensation, such that payment of Performance Share Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

Section 13. Tax Withholding.

(a)	To the extent required by applicable Federal, state, local or foreign law, the participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any shares of Stock or make any cash or other payment under the Plan until such obligations are satisfied. If a participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the participant, the participant shall promptly notify the Company and the Company shall have the right to require the participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of shares of Stock, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Plan Administrator may deem necessary or advisable to enable the Company and participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive shares of Stock, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

(b)	A participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash, (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Stock having an aggregate Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes), provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six months, or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) of this Section 13(b).

(c)	A participant who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Non-Qualified

Stock Option, or the receipt of a Restricted Stock Award, Stock Award or Performance Share Award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold shares of stock otherwise issuable to the participant having a Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes); provided, however, that shares may be withheld by the Company only if such withheld shares have vested. Any fractional amount shall be paid to the Company by the participant in cash or shall be withheld from the participant’s next regular paycheck.

(d)	An election by a participant to have shares of stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 13(c) must be in writing and delivered to the Company prior to the date on which the amount of tax to be withheld is determined.

Section 14. Adjustment of Number and Price of Shares.

Any other provision of the Plan notwithstanding:

(a)	If, through, or as a result of, any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options, Stock Appreciation Rights and Performance Share Awards that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the price for each share subject to any then outstanding Stock Options, Stock Appreciation Rights and other purchase rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable, and (iv) the number of shares which may be issued under the Plan but are not then subject to Awards. The adjustment by the Plan Administrator shall be final, binding and conclusive.

(b)	If the outstanding shares of the Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Stock, (i) the Plan Administrator shall make any adjustments to any then outstanding Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award or other stock Award which it determines are equitably required to prevent dilution or enlargement of the rights of participants which would otherwise result from any such transaction, and (ii) unless otherwise determined by the Plan Administrator in its discretion, any stock, securities, cash or other property distributed with respect to any shares of Restricted Stock held in escrow or for which any shares of Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the shares of Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

(c)	No adjustment or substitution provided for in this Section 14 shall require the Company to issue or to sell a fractional share under any Award agreement and the total adjustment or substitution with respect to each Award agreement shall be limited accordingly.

Section 15. Definition of Change of Control. For purposes of this Plan, “Change of Control” shall mean the occurrence of any of the following events:

(a)	The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) (other than the Company, a Subsidiary or any of their respective benefit plans or affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); or

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

(c)	Approval by the stockholders of the Company of a reorganization, merger or consolidation or similar form of corporate transaction, involving the Company or any of its Subsidiaries (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Stock and Company Voting Securities, as the case may be; or

(d)	(i) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

Section 16. Consequences of a Change of Control.

(a)

Upon a Change of Control, (i) each outstanding Option, SAR and Performance Share Award shall be assumed by the Acquiring Company (as defined below) or parent thereof or replaced with a comparable option or right to purchase or to be awarded shares of the capital stock, or equity equivalent instrument, of the Acquiring Company or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the “Replacement Options”), and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable, restricted grants, together, the “Replacement Restricted Stock”); provided, however, that if the Acquiring Corporation or parent thereof does not agree to grant

Replacement Options and Replacement Restricted Stock, then all outstanding Options and SARs which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and the Performance Period with respect to all Performance Share Awards shall end on the day prior to the effective date of the Change of Control and become payable to the extent the Performance Goals were achieved, and all restrictions and conditions on any Restricted Stock or other stock Award shall lapse upon the effective date of the Change of Control. The term “Acquiring Corporation” means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine, in its discretion, (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options and SARs which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 16(a)) will be required to surrender them in exchange for a payment by the Company, in cash or Stock as determined by the Board, of an amount equal to the amount (if any) by which the per share value of Stock subject to unexercised Options or SARs (determined by the Board in good faith, based on the applicable price in the transaction giving rise to the Change of Control, and such other considerations as the Board deems appropriate) exceeds the exercise price of those Options or SARs (where Options and SARs are issued in tandem, such payment to be made only with respect to a single underlying share of Stock upon surrender of each tandem pair of Options and SARs), with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

(b)	Any Options, SARs or Performance Share Awards that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

Section 17. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto; provided further that no amendment of the Plan shall be made without shareholder approval (a) if the effect of the amendment is (i) to make any changes in the class of employees eligible to receive Incentive Stock Options under the Plan, or (ii) to increase the number of shares with respect to which Incentive Stock Options may be granted under the Plan, or (b) if shareholder approval of the amendment is at the time required (i) by the rules of any stock exchange on which the Stock may then be listed, or (ii) for Options, SARs and Performance Share Awards granted under the Plan to qualify as “performance based compensation” as then defined in the regulations under Section 162(m) of the Code.

Section 18. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of any applicable exchange or of the American Stock Exchange. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 19. Compliance with Section 16. With respect to persons subject to Section 16 of the Act by reason of their service with the Company or its Subsidiaries, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor rule) and shall be construed to the fullest extent possible in a manner consistent with this intent.

To the extent that any Award fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.

Section 20. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, determine the terms and conditions applicable to Awards to foreign nationals or United States citizens employed abroad in a manner otherwise inconsistent with the Plan if it deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

Section 21. Termination of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date, [            ], 2024, and no Awards may be granted under the Plan after such date, subject to earlier termination by the Board. Termination of the Plan shall not affect previous Awards granted under the Plan. Absent additional shareholder approval, no Performance Share Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be granted under the Plan subsequent to the Company’s annual meeting of stockholders in 2019.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 13, 2014.

Vote by Internet
• Go to www.investorvote.com/MHH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends you vote FOR proposals 1, 2 and 3 below:

1.	The election of two (2) persons as Class III Directors.						+
NOMINEES:		For	Withhold		For	Withhold

	01 - John Ausura	☐	☐	02 - Brenda Galilee	☐	☐

		For	Against	Abstain		For	Against	Abstain

2.	To (i) re-approve the Company’s Stock Incentive Plan (the “Plan”) including the performance measures set forth therein, and (ii) approve an increase in the number of shares of Common Stock that may be issued pursuant to the Plan.	☐	☐	☐	3. A non-binding advisory vote on the compensation of the named executive officers of the Company (“Say on Pay”).	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and
Sign Below

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Mastech Holdings, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The signer hereto appoints John Ausura and Brenda Galilee and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $0.01 per share, on Wednesday, May 14, 2014, at 9:00 AM at the Pittsburgh Airport Marriott, 777 Aten Road, Coraopolis, Pennsylvania 15108 and at any adjournment or postponement thereof.

In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(IMPORTANT–TO BE SIGNED AND DATED ON REVERSE SIDE)